Exhibit 15.2

FANGDA PARTNERS

Shanghai•Beijing•Shenzhen•Hong Kong•Guangzhou•Nanjing•Singapore

http://www.fangdalaw.com

E-mail:	email@fangdalaw.com
Tel.:	86-21-2208-1166
Fax:	86-21-5298-5599
Ref.:	26GC0122

24/F, HKRI Center Two, HKRI Taikoo Hui
288 Shi Men Yi Road
Shanghai 200041, PRC

To:

JOYY Inc.
30 Pasir Panjang Road #15-31A Mapletree Business City
Singapore 117440

April 28, 2026

Re:2025 Annual Report on Form 20-F of JOYY Inc.

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—B. Business Overview—Regulations in Multiple Jurisdictions Where We Operate” in JOYY Inc.’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2026, and further consent to the incorporation by reference of the summaries of our opinions under these captions into the JOYY Inc.’s registration statements on Form S-8 (No. 333-187074, No. 333-215742, No. 333-229099 and No. 333-234003). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2025.

Yours sincerely,

/s/ Fangda Partners
Fangda Partners